Exhibit 99.2

TERRAFORM POWER, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL INFORMATION

In connection with the voluntary tender offer (the “Tender Offer”) by TerraForm Power, Inc. (“TerraForm Power” or the “Company”) to acquire 100% of the outstanding shares of Saeta Yield, S.A.U., a Spanish corporation (“Saeta”) and a leading European owner and operator of wind and solar assets, located primarily in Spain, Spain’s National Securities Market Commission confirmed an approximately 95% acceptance of shares of Saeta in the Tender Offer (the “Tendered Shares”). The Tender Offer was for €12.20 in cash per share of Saeta. On June 12, 2018, the Company completed the acquisition of the Tendered Shares for a total aggregate consideration of $1.12 billion (the “Acquisition”). With greater than 90% of the shares of Saeta being acquired, the Company pursued a statutory squeeze out procedure under Spanish law to procure the remaining approximately 5% of the shares of Saeta for $54.6 million, which closed on July 2, 2018.

The Company funded the $1.12 billion purchase price of the Tendered Shares with $650 million of proceeds from the private placement of its Class A common stock to affiliates of the Company’s sponsor, Brookfield Asset Management Inc. (“Brookfield”), along with approximately $471 million from its existing liquidity, including (i) the proceeds of a $30 million draw on its sponsor line of credit, (ii) a $359 million drawn on the Company’s corporate revolving credit facility, and (iii) approximately $82 million of cash on hand. The Company funded the $54.6 million purchase price of the remaining approximately 5% of the shares of Saeta by additional draw downs on its sponsor line of credit.

The following unaudited pro forma condensed combined financial information (the “pro formas”) is based on the historical consolidated financial statements of TerraForm Power and the historical consolidated financial statements of Saeta and has been prepared to reflect the Acquisition and the financing structure established to fund the Acquisition. The pro formas are presented for illustrative purposes only and do not necessarily reflect the actual results of operations of TerraForm Power had the Acquisition occurred at the dates indicated or project the results of operations of TerraForm Power for any future date or period.

The unaudited pro forma condensed combined statements of operations (the “pro forma statements of operations”) for the three months ended March 31, 2018 and fiscal year ended December 31, 2017 assume that the Acquisition was completed on the first day of the earliest fiscal period presented and carried through all periods presented. Pro forma adjustments reflected in the pro formas are based on items that are factually supportable and directly attributable to the Acquisition. The pro formas do not reflect the cost of any integration activities or benefits from the Acquisition including potential synergies that may be derived in future periods.

The pro formas should be read in conjunction with TerraForm Power’s audited consolidated financial statements and related notes as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, in each case contained in the Company’s Annual Report on Form 10-K as of and for the year ended December 31, 2017 and in conjunction with TerraForm Power’s unaudited condensed consolidated financial statements and related notes as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2018 and June 30, 2018, as incorporated by reference herein.

Saeta’s historical consolidated financial statements (“Saeta’s financial statements”) were prepared in accordance with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board, which differ in certain respects from the accounting principles generally accepted in the United States of America (“U.S. GAAP”). Adjustments were made to Saeta’s financial statements to convert those from IFRS to U.S. GAAP and reclassifications were made to conform Saeta’s historical accounting presentation to TerraForm Power’s accounting presentation. Adjustments were also made to translate Saeta’s financial statements from Euro to U.S. dollars based on applicable historical exchange rates, which may differ from future exchange rates. The pro formas also include adjustments to reflect the financing structure to fund the Acquisition.

The Acquisition was accounted for as a business combination using the acquisition method of accounting in conformity with U.S. GAAP. Under this method, the assets acquired and liabilities assumed have been recorded based on preliminary estimates of fair value. The actual fair values may vary from these preliminary estimates.

The pro forma adjustments are based upon the best available information and certain assumptions that TerraForm Power believes to be reasonable. Further, these adjustments could materially change as the allocation of the purchase price for Saeta has not been finalized. Accordingly, there can be no assurance that the final allocation of the purchase price will not differ from the preliminary allocation reflected in the pro formas.

TERRAFORM POWER, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2018

Three months ended March 31, 2018 (In thousands, except per share data)	TerraForm Power note 5(k)	Saeta (IFRS) note 5(k)	Pro Forma Adjustments	Notes	Pro Forma Combined
Operating revenues, net	$127,547	$111,584			$239,131
Operating costs and expenses:
Cost of operations	37,323	34,455			71,778
General and administrative	27,758	3,426	$(70)	5d	31,114
Acquisition and related costs	3,685	—	(3,685)	5g	—
Impairment of renewable energy facilities	15,240	—			15,240
Depreciation, accretion and amortization expense	65,590	38,413	6,882	5e	111,796
			1,400	5a
			(489)	5b
Total operating costs and expenses	149,596	76,294	4,038		229,928

Operating (loss) income	(22,049)	35,290	(4,038)		9,203

Other expenses:
Interest expense, net	53,554	19,983	4,911	5f	77,790
			135	5b
			22	5e
			(815)	5d
Loss on extinguishment of debt, net		2,112			2,112
Loss on foreign currency exchange, net	891	848			1,739
Other expenses, net	849	—			849
Total other expenses, net	55,294	22,943	4,253		82,490
(Loss) income before income tax expense (benefit)	(77,343)	12,347	(8,291)		(73,287)

Income tax (benefit) expense	(1,030)	2,719	(1,987)	5h	(298)
Net (loss) income	(76,313)	9,628	(6,304)		(72,989)

Less: Net loss attributable to redeemable non-controlling interests	(2,022)	—	(157)	5i	(2,179)
Less: Net loss attributable to non-controlling interests	(157,087)	—			(157,087)
Net income attributable to Class A common stockholders	$82,796	$9,628	$(6,147)		$86,277

Weighted average number of shares:
Class A common stock - Basic	148,139		60,976	5j	209,115
Class A common stock - Diluted	148,166		60,976	5j	209,142
Earnings per share:
Class A common stock - Basic and diluted	$0.56			5j	$0.41

TERRAFORM POWER, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2017

Year ended December 31, 2017 (In thousands, except per share data)	Historical TerraForm Power note 5(k)	Historical Saeta (IFRS) note 5(k)	Pro Forma Adjustments	Notes	Pro Forma Combined
Operating revenues, net	$610,471	$375,670			$986,141
Operating costs and expenses:
Cost of operations	168,334	93,596			261,930
General and administrative	153,265	6,793	$(1,923)	5c	158,135
Acquisition and related costs		1,550			1,550
Impairment of renewable energy facilities	1,429				1,429
Loss on disposal of non-current assets		1,070			1,070
Depreciation, accretion and amortization expense	246,720	126,956	25,298	5e	402,352
			5,175	5a
			(1,797)	5b
Total operating costs and expenses	569,748	229,965	26,753		826,466

Operating income	40,723	145,705	(26,753)		159,675

Other expenses:
Interest expense, net	262,003	69,047	19,045	5f	350,650
			472	5b
			83	5e
Gain on sale of renewable energy facilities	(37,116)	—			(37,116)
Loss on extinguishment of debt, net	81,099	15,447			96,546
Loss on investments and receivables - affiliate	1,759	—			1,759
(Gain) loss on foreign currency exchange, net	(6,061)	1,772			(4,289)
Other (income) expenses, net	(5,017)	2,118			(2,899)
Total other expenses, net	296,667	88,384	19,600		404,651
(Loss) income before income tax expense (benefit)	(255,944)	57,321	(46,353)		(244,976)

Income tax (benefit) expense	(19,641)	16,104	(7,308)	5h	(10,845)
Net (loss) income	(236,303)	41,217	(39,045)		(234,131)

Less: Net income attributable to redeemable non-controlling interests	1,596	—	103	5i	1,699
Less: Net loss attributable to non-controlling interests	(77,745)	—			(77,745)
Net (loss) income attributable to Class A common stockholders	$(160,154)	$41,217	$(39,148)		$(158,085)

Weighted average number of shares:
Class A common stock - Basic and diluted	103,866		60,976	5j	164,842
Loss per share:
Class A common stock - Basic and diluted	$(1.61)			5j	$(1.00)

TERRAFORM POWER, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of presentation

The pro formas are based on the historical consolidated financial statements of TerraForm Power and the historical consolidated financial statements of Saeta, and were prepared to reflect the Acquisition and the financing structure established to fund the Acquisition. The pro formas are presented for illustrative purposes only and do not necessarily reflect the results of operations of TerraForm Power that actually would have resulted had the Acquisition occurred at the dates indicated, or project the results of operations of TerraForm Power for any future dates or periods. The pro forma statement of operations assumes the Acquisition was completed on the first day of the earliest fiscal period presented and carried through all periods presented.

The pro forma adjustments reflected in the pro forma statement of operations are based on items that are factually supportable, which are directly attributable to the Acquisition, and which are expected to have a continuing impact on TerraForm Power’s results of operations. Any nonrecurring items directly attributable to the Acquisition are not included in the pro forma statements of operations. In contrast, any nonrecurring items that were already included in TerraForm Power’s or Saeta’s historical consolidated financial statements that are not directly related to the Acquisition were not eliminated. The pro formas do not reflect the cost of any integration activities or benefits from the Acquisition including potential synergies that may be generated in future periods.

The pro formas include adjustments to reflect the financing structure established to fund the Acquisition.

Saeta’s financial statements were prepared in accordance with IFRS, which differs in certain respects from U.S. GAAP. Adjustments were made to Saeta’s financial statements to convert them from IFRS to U.S. GAAP and to TerraForm Power´s existing accounting presentation after evaluating potential areas of differences. In addition, certain reclassifications were made to align Saeta’s financial statement presentation to TerraForm Power´s financial statement presentation.

TerraForm Power used the following historical exchange rates to translate Saeta’s financial statements and calculate certain adjustments to the pro forma financial statements from Euros to U.S. dollars:

Average daily closing exchange rate for the three months ended March 31, 2018:	US$1.2291/€1
Average daily closing exchange rate for the year ended December 31, 2017:	US$1.1296/€1

These exchange rates may differ from future exchange rates which would have an impact on the pro formas, and would also impact purchase accounting upon consummation of the Acquisition. As an example, utilizing the daily closing exchange rate at January 31, 2018 of US$1.2435/€1 would increase the translated amounts of net earnings attributable to the parent company for the year ended December 31, 2017 by approximately $10.0 million.

Unless indicated otherwise in the notes to the pro formas, TerraForm Power applied applicable enacted statutory tax rates in 2018 and 2017 for the respective periods. TerraForm Power has used a tax rate of 25 percent to calculate the adjustments to the pro formas that relate to Saeta’s operations and a tax rate of zero to calculate the adjustments to the pro formas that relate to the Company’s operations. These rates may be subject to change and may not be reflective of TerraForm Power´s effective tax rate for future periods after consummation of the Acquisition.

Note 2. Financing of the Acquisition

Sources of Funding

TerraForm Power financed the cost of the Acquisition totaling $1.12 billion with the following sources:

•	$650 million equity offering private placement to affiliates of Brookfield;

•
$471 million financed with available liquidity, including (i) the proceeds of a $30 million draw on its sponsor line of credit agreement, dated as of October 16, 2017, between the Company and Brookfield and its affiliate, (ii) a $359 million drawn on the Company’s corporate revolving credit facility, and (iii) approximately $82 million of cash on hand.

Note 3. Preliminary purchase price allocation

The Acquisition will be accounted for as a business combination using the acquisition method of accounting in conformity with U.S. GAAP. Under this method, the assets acquired and liabilities assumed have been recorded based on preliminary estimates of fair value. In accordance with U.S. GAAP, TerraForm Power defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The actual fair values may vary from these estimates.

In the preliminary purchase price allocation, the difference between the purchase consideration and book value of Saeta’s net assets was allocated based on management’s judgment and assumptions. The purchase consideration and estimated fair values are as follows:

In thousands
Purchase consideration	$1,113,784
Fair value of 4.72% redeemable non-controlling interest	55,118
1,168,902

Book value of Saeta’s net assets (US GAAP)	699,704
Fait value adjustment to intangible assets and property, plant and equipment	498,573
Fair value adjustment to decommissioning provision	4,006
Fair value adjustment to debt	(30,668)
Net deferred tax liabilities resulted from fair value adjustments	(118,094)
Fair value of Saeta’s net assets	1,053,521
Goodwill	$115,381

Note 4. Significant nonrecurring items included in the historical financial statements

Transaction costs of $3.7 million related to the Acquisition were included in the Company’s consolidated statement of operations for the three months ended March 31, 2018. For the six months ended June 30, 2018, the Company incurred $12.6 million of transaction costs related to the Acquisition, and management expects an additional $2.5 million to be incurred.

Note 5. Pro forma adjustments

The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. The following adjustments were reflected in the unaudited pro forma condensed combined financial information:

(a)	US GAAP adjustment – reversal of impairment losses

Historically under IFRS, Saeta recognized a total of €139.5 million impairment losses on its property, plant and equipment and intangible assets related to renewable energy facilities. Due to the difference in impairment testing methodology between IFRS and US GAAP, management performed retrospective impairment tests for all the previous years and determined that no historical impairment losses would have been recognized had the impairment assessment been performed under US GAAP.

Accordingly, adjustments of $1.4 million and $5.2 million to depreciation, accretion and amortization expense were included in the pro forma statements of operations for the three months ended March 31, 2018, and for the year ended December 31, 2017, respectively. These adjustments represent additional depreciation expenses as a result of increased asset cost bases due to reversals of historical impairment losses.

(b)	US GAAP adjustment – asset retirement obligations

Historically under IFRS, Saeta offset the residual values of its renewable energy facilities in Spain with the estimated decommissioning liabilities related to the assets based on management’s estimate and judgement. Under US GAAP, the present value of the estimated decommissioning liabilities (asset retirement obligations) must be recognized as liabilities on the balance sheet, and to be added to the costs of the related assets.

Accordingly, adjustments of $(0.5) million and $(1.8) million to depreciation and amortization expenses were included in the pro forma statements of operations for the three months ended March 31, 2018, and for the year ended December 31, 2017, respectively. These adjustments represent lower depreciation expenses as a result of excluding the renewable energy facilities’ residual values from their depreciable amounts, offset by additional depreciation expenses as a result of increased asset cost bases due to the inclusion of asset retirement obligations. Additionally, adjustments of $0.1 million and $0.5 million to interest expense were included in the pro forma statements of operations for the three months ended March 31, 2018, and for the year ended December 31, 2017, respectively, representing accretion expenses related to the asset retirement obligations.

(c)	US GAAP adjustment – reversal of improbable loss contingencies

Historically under IFRS, Saeta recognized a loss contingency as a liability when the probability of loss exceeds 50%. Under US GAAP, a loss contingency is recognized as a liability only when it becomes “probable”, which, based on the Company’s judgement, is 75%-80%. As a result, management reversed the recognition of loss contingencies whose estimated probabilities were between 50% and 80%. Accordingly, an adjustment of $(1.9) million to general and administrative expense was included in the pro forma statements of operations for the year ended December 31, 2017. No adjustment was included in the pro forma statements of operations for the three months ended March 31, 2018.

(d)	US GAAP adjustment – reversal of IFRS 9 impact

On January 1, 2018, Saeta adopted IFRS 9 Financial Instruments, which resulted in two adjustments to its financial statements, including an adjustment to long-term project financing debt related to the accounting for debt modifications, and an adjustment to trade receivables representing the related expected credit losses as required by IFRS 9. Under US GAAP, the accounting treatment for debt modifications and impairment of trade receivables is consistent with Saeta’s accounting policies prior to the adoption of IFRS 9. As a result, management has reversed the IFRS 9 impact on Saeta’s financial statements as a pro forma adjustment. Accordingly, adjustments of $(0.8) million to interest expense and $(0.1) million to cost of operations were reflected in the pro forma statements of operations for the three months ended March 31, 2018.

(e)	Preliminary purchase price allocation

Based on the preliminary purchase price allocation in Note 3, the fair value of property, plant and equipment and intangible assets related to renewable energy facilities represents an adjustment of $498.6 million to Saeta’s US GAAP book value. Accordingly, adjustments of $6.9 million and $25.3 million to depreciation and amortization expenses were included in the pro forma statements of operations for the three months ended March 31, 2018, and for the year ended December 31, 2017, respectively, which represent the additional depreciation and amortization expenses as a result of the fair value adjustment.

The fair value of decommissioning liabilities related to renewable energy facilities represents an adjustment of $(4.0) million to Saeta’s US GAAP book value. Accordingly, adjustments of $0.02 million and $0.1 million to interest expense were included in the pro forma statements of operations for the three months ended March 31, 2018 and for the year ended December 31, 2017, respectively. These adjustments represent higher accretion expenses as a result of the fair value adjustment due to the higher discount rates used in the remeasurement.

(f)	Financing of the Acquisition

As described in Note 2, the Company drew down $30 million on its sponsor line of credit, and $359 million on its corporate revolving credit facility in order to finance the Acquisition. Accordingly, adjustments of $4.9 million and $19.6 million to interest expenses were included in the pro forma statements of operations for the three months ended March 31, 2018 and for the year ended December 31, 2017, respectively, representing the additional interest expense related to the drawdowns. An adjustment of $(0.6) million was also included in the pro forma statements of operations for the year ended December 31, 2017. This adjustment represents the reversal of commitment fee incurred on the corporate revolving credit facility for the period from October 17, 2017, to December 31, 2017, which was included in the Company’s consolidated statement of operations for the year ended December 31, 2017.

(g)	Transaction costs

As described in Note 4, the Company included $3.7 million of Acquisition-related transaction costs in its consolidated statement of operations for the three months ended March 31, 2018. Accordingly, this amount was excluded from the pro forma statements of operations for the three months ended March 31, 2018.

(h)	Effect of income taxes

The effect of income taxes for pro forma adjustments described above in this note:

For the three months ended March 31, 2018 In thousands

Pro forma adjustment	Adjustment to pre- tax net income	Adjustment to income tax expense
5a. US GAAP adjustment – reversal of impairment losses	$(1,400)	$(350)
5b. US GAAP adjustment – asset retirement obligations	354	89
5d. US GAAP adjustment - removal of IFRS 9 impact	885	—
5e. Preliminary purchase price allocation	(6,904)	(1,726)
5f. Financing of the Acquisition	(4,911)	—
5g. Transaction costs	3,685	—
	$(8,291)	$(1,987)

For the year ended December 31, 2017 In thousands

Pro forma adjustment	Adjustment to pre- tax net income	Adjustment to income tax expense
5a. US GAAP adjustment – reversal of impairment losses	$(5,175)	$(1,294)
5b. US GAAP adjustment – asset retirement obligations	1,325	331
5c. US GAAP adjustment – reversal of improbable loss contingencies	1,923	—
5e. Preliminary purchase price allocation	(25,381)	(6,345)
5f. Financing of the Acquisition	(19,045)	—
5g. Transaction costs	—	—
	$(46,353)	$(7,308)

(i)	Represents net income and other pro forma adjustments attributable to the 4.72% redeemable non-controlling interest as a result of the Acquisition.

(j)	Computation of pro forma earnings per share for the three months ended March 31, 2018

In thousands, except per share data	TerraForm Power Historical	Saeta IFRS	Pro Forma Adjustments	Pro Forma Combined
Net income (loss) attributable to Class A common stockholders	$82,796	$9,628	$(6,147)	$86,277
Less: accretion of redeemable non-controlling interest	—			—
	$82,796			$86,277

Weighted average basic Class A shares outstanding	148,139		60,976	209,115
Weighted average diluted Class A shares outstanding	148,166		60,976	209,142

Basic and diluted earnings per share	$0.56			$0.41

Computation of pro forma loss per share for the year ended December 31, 2017:

In thousands, except per share data	TerraForm Power Historical	Saeta IFRS	Pro Forma Adjustments	Pro Forma Combined
Net (loss) income attributable to Class A common stockholders	$(160,154)	$41,217	$(39,148)	$(158,085)
Less: accretion of redeemable non-controlling interest	6,729			6,729
	$(166,883)			$(164,814)

Weighted average basic and diluted Class A shares outstanding	103,866		60,976	164,842

Basic and diluted loss per share	$(1.61)			$(1.00)

(k)	Reclassifications to conform with TerraForm Power’s presentation

The classification of certain items presented by Saeta has been modified in order to align with the presentation used by TerraForm Power. See below for reconciliations from TerraForm Power and Saeta’s historical financial statements to the presentation of the Unaudited Pro Forma Combined Statement of Operations.

Reconciliation from Historical Financial Statements to Historical Information Presented in Unaudited Pro Forma Combined Statement of Operations
Three months ended March 31, 2018 (In thousands)	TerraForm Power Historical	Saeta Historical IFRS (USD)	Reclassification	TerraForm Power Historical	Saeta IFRS (USD)	Historical Saeta and TerraForm Power
Revenue	$—	$110,613	$(110,613)	$—	$—	$—
Other operating income	—	971	(971)	—	—	—
Operating revenues, net	127,547	—	111,584	127,547	111,584	239,131
Operating costs and expenses:
Cost of materials used and other external expenses	—	52	(52)	—	—	—
Staff costs	—	1,874	(1,874)	—	—	—
Other operating expenses	—	35,955	(35,955)	—	—	—
Cost of operations	37,323	—	34,455	37,323	34,455	71,778
General and administrative	24,284	—	6,900	27,758	3,426	31,184
General and administrative - affiliate	3,474	—	(3,474)	—	—	—
Acquisition and related costs	3,685	—	—	3,685	—	3,685
Impairment of renewable energy facilities	15,240	—	—	15,240	—	15,240
Depreciation, accretion and amortization	65,590	38,413		65,590	38,413	104,003
Total operating costs and expenses	149,596	76,294	—	149,596	76,294	225,890
Operating (loss) income	(22,049)	35,290	—	(22,049)	35,290	13,241

Other expenses (income):
Finance income	—	(273)	273	—	—	—
Finance costs	—	22,368	(22,368)	—	—	—
Interest expense, net	53,554	—	19,983	53,554	19,983	73,537
Loss on extinguishment of debt, net	—	—	2,112	—	2,112	2,112
Loss on foreign currency exchange, net	891	848	—	891	848	1,739
Other expenses, net	849	—	—	849	—	849
Total other expenses, net	55,294	22,943	—	55,294	22,943	78,237
Loss before income tax (benefit) expense	(77,343)	12,347	—	(77,343)	12,347	(64,996)

Income tax (benefit) expense	(1,030)	2,719		(1,030)	2,719	1,689
Net (loss) income	(76,313)	9,628	—	(76,313)	9,628	(66,685)

Less: Net loss attributable to redeemable non-controlling interests	(2,022)	—	—	(2,022)	—	(2,022)
Less: Net loss attributable to non-controlling interests	(157,087)	—	—	(157,087)	—	(157,087)
Net income attributable to common stockholders	$82,796	$9,628	$—	$82,796	$9,628	$92,424

Reconciliation from Historical Financial Statements to Historical Information Presented in Unaudited Pro Forma Combined Statement of Operations
Year ended December 31, 2017 (In thousands)	TerraForm Power Historical	Saeta Historical (IFRS)	Reclassification	TerraForm Power Historical	Saeta Historical (IFRS)	Historical Saeta and TerraForm Power
Revenue	$—	$366,246	$(366,246)	$—	$—	$—
Other operating income	—	9,424	(9,424)	—	—	—
Operating revenues, net	610,471	—	375,670	610,471	375,670	986,141
Operating costs and expenses:	—	—		—	—	—
Cost of materials used and other external expenses	—	348	(348)	—	—	—
Staff costs	—	3,885	(3,885)	—	—	—
Other operating expenses	—	97,706	(97,706)	—	—	—
Cost of operations	150,733	—	111,197	168,334	93,596	261,930
Cost of operations - affiliate	17,601	—	(17,601)	—		—
General and administrative	139,874	—	20,184	153,265	6,793	160,058
General and administrative - affiliate	13,391	—	(13,391)	—	—	—
Acquisition and related costs	—	—	1,550	—	1,550	1,550
Impairment and gains or losses on disposal of non-current assets	—	1,070	(1,070)	—	—	—
Impairment of renewable energy facilities	1,429	—		1,429	—	1,429
Loss on disposal of non-current assets	—	—	1,070	—	1,070	1,070
Depreciation, accretion and amortization	246,720	126,956	—	246,720	126,956	373,676
Total operating costs and expenses	569,748	229,965	—	569,748	229,965	799,713
Operating income	40,723	145,705	—	40,723	145,705	186,428

Other expenses (income):
Finance income	—	(770)	770	—	—	—
Finance costs	—	87,394	(87,394)	—	—	—
Interest expense, net	262,003	—	69,047	262,003	69,047	331,050
Gain on sale of renewable energy facilities	(37,116)	—	—	(37,116)	—	(37,116)
Loss on extinguishment of debt, net	81,099	—	15,447	81,099	15,447	96,546
Loss on investments and receivables - affiliate	1,759	—	—	1,759	—	1,759
(Gain) loss on foreign currency exchange, net	(6,061)	1,772	—	(6,061)	1,772	(4,289)
Result of companies accounted for using the equity method	—	(12)	12	—	—	—
Other (income) expenses, net	(5,017)	—	2,118	(5,017)	2,118	(2,899)
Total other expenses, net	296,667	88,384	—	296,667	88,384	385,051
Loss before income tax (benefit) expense	(255,944)	57,321	—	(255,944)	57,321	(198,623)

Income tax (benefit) expense	(19,641)	16,104	—	(19,641)	16,104	(3,537)
Net (loss) income	(236,303)	41,217	—	(236,303)	41,217	(195,086)

Less: Net income attributable to redeemable non-controlling interests	1,596	—	—	1,596	—	1,596
Less: Net loss attributable to non-controlling interests	(77,745)	—	—	(77,745)	—	(77,745)
Net (loss) income attributable to common stockholders	$(160,154)	$41,217	$—	$(160,154)	$41,217	$(118,937)